Consent of Independent Registered Public Accounting Firm

MNP Petroleum Corporation
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167390) of MNP Petroleum Corporation of our report dated April 24, 2015, relating to the consolidated financial statements of EPA.at Beteiligungsgesellschaft mbH and its subsidiaries, which appears in this Form 8-K.

Zurich, May 15, 2015

BDO AG

/s/ Christoph Tschumi /s/ ppa. Julian Snow

Christoph Tschumi ppa. Julian Snow